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                                                                 EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Success Bancshares, Inc. 1998 Employee Stock Purchase Plan and the 1999 Stock Option Plan, of our report dated February 12, 1999, relating to the consolidated financial statements of Success Bancshares, Inc. and subsidiaries, included in the 1998 Annual Report of Shareholders and incorporated by reference in the Annual Report on Form 10-K for the years ended December 31, 1998, 1997 and 1996.


                                           McGladrey & Pullen, LLP


Schaumburg, Illinois
May 28, 1999